UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

April 27, 2012

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2012, Stewart Information Services Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 15,135,427 shares of Company common stock were present in person or by proxy and 1,050,012 shares of Company B common stock were present in person or by proxy. The stockholders voted on three proposals and cast their votes as described below.

Proposal No. 1

The Company’s common stockholders elected five of the Company’s nine directors, and the Company’s Class B stockholders elected the remaining four of the Company’s nine directors as set forth below:

	For	Withheld	Broker Non-Votes
Election of Directors by Common Stockholders
Catherine A. Allen	12,910,600	415,563	1,809,262
Robert L. Clarke	12,989,467	336,696	1,809,262
Dr. E. Douglas Hodo	12,906,779	419,384	1,809,262
Laurie C. Moore	12,868,203	457,960	1,809,262
Dr. W. Arthur Porter	12,789,252	536,911	1,809,262

Election of Directors by Class B Common Stockholders
Thomas G. Apel	1,050,012	0	0
Paul W. Hobby	1,050,012	0	0
Malcom S. Morris	1,050,012	0	0
Stewart Morris, Jr.	1,050,012	0	0

Proposal No. 2

The Company’s stockholders cast their votes in favor of the advisory resolution regarding the compensation of the Company’s named executive officers as set forth below:

For	Against	Abstentions	Broker Non-Votes
13,917,727	331,621	126,827	1,809,262

Proposal No. 3

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for 2012 as set forth below:

For	Against	Abstentions
15,953,113	163,711	68,612

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer,
Secretary, Treasurer and Principal Financial Officer
Date: May 1, 2012